UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 2, 2007

THE BANK OF NEW YORK MELLON CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-52710	56-2643194
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Wall Street New York, New York	10286
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (212) 495-1784

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.03	Material Modification to Rights of Security Holders.

On July 2, 2007, The Bank of New York Mellon Corporation (the “Registrant”) filed a Certificate of Designations for its Non-Cumulative Preferred Stock, Series A, $100,000 liquidation preference per share (the “Series A Preferred Stock”). The Preferred Stock was authorized in connection with the June 19, 2007 issuance in a public offering by Mellon Capital IV (the “Trust”), at that time a subsidiary of Mellon Financial Corporation (“Mellon”), of 500,000 of its 6.244% Fixed-to-Floating Rate Normal Preferred Capital Securities (“Normal PCS”), having a stated amount of $1,000 per Normal PCS, for aggregate proceeds before expenses and underwriting commissions of $500,000,000. Each Normal PCS corresponded to (i) $1,000 principal amount of Remarketable 6.044% Junior Subordinated Notes due 2043 (the “Junior Subordinated Notes”) issued by Mellon and owned by the Trust and (ii) a 1/100th interest in a Stock Purchase Contract under which the Trust is obligated to purchase, and Mellon was obligated to sell, on the Stock Purchase Date determined pursuant to the Stock Purchase Contract, one share of Mellon 's Non-Cumulative Preferred Stock, Series L, $100,000 liquidation preference per share (the “Mellon Preferred Stock”). The Normal PCS were fully and unconditionally guaranteed, to the extent described in Mellon's and the Trust’s prospectus supplement dated June 12, 2007, by Mellon. On July 1, 2007 (the “Effective Date”), each of Mellon and The Bank of New York Company, Inc. (“BNY”) merged with and into the Registrant, with the Registrant as the surviving corporation in each case (collectively, the “Merger”). In the Merger, by operation of law, the Registrant assumed all prior debts, liabilities and duties of Mellon and BNY as if those debts, liabilities and duties had been incurred or contracted by it. As a result, the Registrant filed the Certificate of Designations for the Series A Preferred Stock, which will be issued in connection with the settlement of the Stock Purchase Contracts rather than Mellon Preferred Stock. Upon the issuance of the Series A Preferred Stock, the ability of the Registrant to declare or pay dividends on, or purchase, redeem or otherwise acquire, shares of its common stock or preferred stock will be subject to certain restrictions. These restrictions are set forth in the Certificate of Designations establishing the terms of the Preferred Stock.

Item 9.01	Financial Statements and Exhibits.

The following exhibits are filed with this report on Form 8-K:

(d)	Exhibits.

Exhibit Number	Description
4.1	Certificate Of Designations of Series A Noncumulative Preferred Stock $0.01 Par Value of The Bank of New York Mellon Corporation.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Bank of New York Mellon Corporation (Registrant)

Date: July 5, 2007	By:	/s/ Bart R. Schwartz
(Signature)
	Name:	Bart R. Schwartz
	Title:	Corporate Secretary

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EXHIBIT INDEX

Exhibit Number	Description	Method of Filing
4.1	Certificate Of Designations of Series A Noncumulative Preferred Stock $0.01 Par Value of The Bank Of New York Mellon Corporation.	Filed herewith.

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